Exhibit 99.1

American Eagle Outfitters Reports All-time High Second Quarter Revenue and Operating Income Reflecting Strength Across Brands and Great Progress on our “Real Power. Real Growth.” Value Creation Plan

September 2, 2021

Second Quarter 2021 Highlights Compared to Second Quarter 2020

•	Record revenue of $1.19 billion increased 35%
•	Operating income reached an all-time second quarter high of $168 million
•	Higher full-priced sales, reduced promotions and controlled costs fueled gross margin expansion to 42.1%
•	Aerie net revenue increased 34%, operating income rose 132%, reflecting a 21.0% operating margin
•	American Eagle net revenue rose 35%, operating income was up 234%, reflecting a 23.5% operating margin

PITTSBURGH -- (BUSINESS WIRE) – American Eagle Outfitters, Inc. (NYSE: AEO) today announced financial results for the second quarter ended July 31, 2021.

“It’s extremely gratifying to see significant growth across our business, as we delivered another quarter of record revenue and profitability. Results underscore the strength of our brands, outstanding product and a leading customer experience across selling channels. We are running our business with a laser focus on profitability through inventory and real-estate optimization initiatives and investments to enhance our supply chain. Led by an expanding customer file, Aerie is achieving consistent, robust multi-year growth and very strong profit flow through. American Eagle posted meaningful top-and bottom-line increases with significant unlock still ahead. Our Real Power. Real Growth. plan has been a guiding light for all facets of the business, positioning us to successfully navigate a dynamic macro environment. Despite external challenges, I believe we are on path to achieve $600 million in operating income this year, well ahead of our previous target,” said Jay Schottenstein, AEO’s Executive Chairman of the Board and Chief Executive Officer.”

Second Quarter 2021 Results

•	Total net revenue increased $311 million, or 35% to $1.19 billion, compared to $0.88 billion in the second quarter of 2020.

•

Aerie revenue of $336 million rose 34% from second quarter 2020 on top of 32% growth last year. American Eagle revenue of $846 million rose 35% versus second quarter 2020 following a 26% decline last year.

•

Consolidated store revenue increased 73% from second quarter 2020 due to an improvement in store traffic. Total online demand this quarter was up 9%. Digital revenue decreased 5% from second quarter 2020 reflecting the natural channel shift associated with improved store traffic across the US. Last year, the abrupt acceleration in digital also created a significant fulfillment backlog that shifted sales from the first quarter into the second quarter in 2020. Compared to the pre-pandemic second quarter 2019 base, store revenue increased 4% and digital revenue increased 66%.

•	Gross profit of $502 million rose 89% from $265 million in the second quarter of 2020.
•

Gross margin of 42.1% expanded 1210 basis points from 30% in the second quarter of 2020. The increase from 2020 reflected significant revenue and merchandise margin expansion across brands, primarily driven by strong demand, higher full-priced sales, lower promotions and inventory optimization initiatives. Rent, digital delivery expenses and compensation also leveraged.

•

Selling, general and administrative expense leveraged 70 basis points as a rate to sales versus second quarter 2020 due to strong revenue growth. On a dollar basis, SG&A increased due largely to the re-opening of our stores. We also saw increased advertising as well as incentive costs.

•

Depreciation and amortization expense of $40 million compared to $39 million in the second quarter of 2020 and leveraged 100 basis points as a rate to sales due to strong revenue growth, asset impairments, as well as lower capital spending in 2020.

•

Operating income of $168 million compared to an operating loss of $12 million in second quarter 2020, or operating income of $2 million on an adjusted basis. Aerie’s operating income of $71 million increased 132% from $30 million in the second quarter of 2020 and American Eagle’s operating income of $199 million increased 234% from $60 million in the second quarter of 2020.

•	Operating margin of 14.1% reflected the highest rate since 2008. Aerie operating margin of 21.0% expanded 890 bps from 2020 and American Eagle’s operating margin of 23.5% expanded 1400 bps from 2020.
•

Average diluted shares outstanding were 209 million compared to 166 million in the second quarter of 2020. The increase primarily reflected 36 million shares of unrealized dilution associated with the company’s convertible notes.

•	EPS of $0.58 this quarter. Adjusted EPS of $0.60 this quarter excludes $0.02 of non-cash interest expense on the company’s convertible notes.

Inventory

Total consolidated ending inventory at cost increased $82 million or 20% to $504 million compared to a 21% decline last year. Inventory was up across both brands, positioned in key Fall categories, yet remained below revenue growth, which is consistent with our focus on inventory optimization.

Capital Expenditures

In the second quarter of 2021, capital expenditures totaled $49 million, and year to date totaled $86 million. For fiscal 2021, the company now expects capital expenditures to be at the lower end of our prior guidance range of $250 to $275 million.

Cash Flow and Balance Sheet

The company ended the period with total cash and short-term investments of $824 million. This compares to $899 million in second quarter 2020 which included $200 million from AEO’s revolving credit facility, repaid in third quarter 2020.

Shareholder Returns

As previously announced, the Board of Directors of AEO approved a 31% increase in the quarterly dividend in June 2021 from $0.1375 to $0.18 per share. The company’s second quarter cash dividend of $30 million was paid during the quarter.

Conference Call and Supplemental Financial Information

Today, management will host a conference call and real time webcast at 9:00 a.m. Eastern Time. To listen to the call, dial 1-877-407-0789 or internationally dial 1-201-689-8562 or go to www.aeo-inc.com to access the webcast and audio replay. Additionally, a financial results presentation is posted on the company’s website.

Non-GAAP Measures

This press release includes information on non-GAAP financial measures (“non-GAAP” or “adjusted”), including consolidated adjusted operating income and earnings per share, excluding non-GAAP items. These financial measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP information is provided as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Management believes that this non-GAAP information is useful for an alternate presentation of the company’s performance, when reviewed in conjunction with the company’s GAAP consolidated financial statements, as it helps identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude in such non-GAAP measures. Accordingly, we believe that adjusted operating income provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making.

These amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating the company’s business and operations. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

* * * *

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle® and Aerie® brands. Our purpose is to show the world that there’s REAL power in the optimism of youth. The company operates stores in the United States, Canada, Mexico, and Hong Kong, and ships to 81 countries worldwide through its websites. American Eagle and Aerie merchandise also is available at more than 200 international locations operated by licensees in 33 countries. For more information, please visit www.aeo-inc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent our expectations or beliefs concerning future events, including third quarter and annual fiscal 2021 results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on many important factors, some of which may be beyond the company’s control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," “potential,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended January 30, 2021 and in any other filings that we may make with the Securities and Exchange Commission in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results for fiscal 2021 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the negative impacts of the COVID-19 pandemic and related operational disruptions; the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; challenges with information technology systems, including safeguarding against security breaches; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

CONTACT:

Olivia Messina

412-432-3300

LineMedia@ae.com

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	July 31,	January 30,	August 1,
	2021	2021	2020
ASSETS
Cash and cash equivalents	$773,994	$850,477	$898,787
Short-term investments	50,000	-	-
Merchandise inventory	503,507	405,445	421,196
Accounts receivable	155,361	146,102	107,243
Prepaid expenses and other	118,721	120,619	155,141
Total current assets	1,601,583	1,522,643	1,582,367
Property and equipment, net	641,396	623,808	659,351
Operating lease right-of-use assets	1,103,247	1,155,965	1,271,491
Intangible assets, including goodwill	70,620	70,332	51,432
Non-current deferred income taxes	46,600	33,045	30,224
Other assets	31,576	29,013	33,111
Total Assets	$3,495,022	$3,434,806	$3,627,976

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$221,471	$255,912	$295,296
Current portion of operating lease liabilities	288,534	328,624	348,921
Accrued compensation and payroll taxes	133,185	142,272	66,131
Other current liabilities and accrued expenses	56,568	55,343	51,281
Unredeemed gift cards and gift certificates	44,095	62,181	43,165
Accrued income taxes and other	25,365	14,150	12,783
Dividends payable	-	-	22,837
Total current liabilities	769,218	858,482	840,414
Non-current operating lease liabilities	1,094,386	1,148,742	1,253,105
Long-term debt, net	331,680	325,290	516,953
Other non-current liabilities	24,207	15,627	19,604
Total non-current liabilities	1,450,273	1,489,659	1,789,662
Commitments and contingencies	-	-	-
Preferred stock	-	-	-
Common stock	2,496	2,496	2,496
Contributed capital	630,506	663,718	647,284
Accumulated other comprehensive loss	(36,894)	(40,748)	(47,991)
Retained earnings	2,058,448	1,868,613	1,807,687
Treasury stock	(1,379,025)	(1,407,414)	(1,411,576)
Total stockholders' equity	1,275,531	1,086,665	997,900
Total Liabilities and Stockholders' Equity	$3,495,022	$3,434,806	$3,627,976

Current Ratio	2.08	1.77	1.88

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share amounts)
(unaudited)

	GAAP Basis
	13 Weeks Ended
	July 31,	% of	August 1,	% of
	2021	Revenue	2020	Revenue
Total net revenue	$1,194,156	100.0%	$883,510	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	691,765	57.9%	618,311	70.0%
Gross profit	502,391	42.1%	265,199	30.0%
Selling, general and administrative expenses	293,939	24.6%	223,711	25.3%
Impairment, restructuring and COVID-19 related charges	-	0.0%	14,611	1.7%
Depreciation and amortization expense	40,456	3.4%	39,114	4.4%
Operating income (loss)	167,996	14.1%	(12,237)	-1.4%
Interest expense (income), net	8,921	0.8%	8,547	1.0%
Other (income) expense, net	(1,363)	-0.1%	(1,554)	-0.2%
Income (loss) before income taxes	160,438	13.4%	(19,230)	-2.2%
Provision (benefit) from income taxes	38,927	3.2%	(5,478)	-0.6%
Net income (loss)	$121,511	10.2%	$(13,752)	-1.6%

Net income (loss) per basic share	$0.73		$(0.08)
Net income (loss) per diluted share	$0.58		$(0.08)

Weighted average common shares outstanding - basic	167,491		166,315
Weighted average common shares outstanding - diluted	208,933		166,315

	GAAP Basis
	26 Weeks Ended
	July 31,	% of	August 1,	% of
	2021	Revenue	2020	Revenue
Total net revenue	$2,228,769	100.0%	$1,435,202	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	1,290,188	57.9%	1,141,697	79.5%
Gross profit	938,581	42.1%	293,505	20.5%
Selling, general and administrative expenses	558,430	25.1%	411,908	28.7%
Impairment, restructuring and COVID-19 related charges	-	0.0%	170,231	11.9%
Depreciation and amortization expense	78,727	3.5%	81,844	5.7%
Operating income (loss)	301,424	13.5%	(370,478)	-25.8%
Interest expense (income), net	17,426	0.7%	8,693	0.6%
Other (income) expense, net	(3,223)	-0.1%	1,429	0.1%
Income (loss) before income taxes	287,221	12.9%	(380,600)	-26.5%
Provision (benefit) from income taxes	70,244	3.2%	(109,685)	-7.6%
Net income (loss)	$216,977	9.7%	$(270,915)	-18.9%

Net income (loss) per basic share	$1.29		$(1.63)
Net income (loss) per diluted share	$1.04		$(1.63)

Weighted average common shares outstanding - basic	168,036		166,461
Weighted average common shares outstanding - diluted	208,400		166,461

AMERICAN EAGLE OUTFITTERS, INC.
GAAP TO NON-GAAP RECONCILIATION
(Dollars in thousands, except per share amounts)
(unaudited)

	13 Weeks Ended
	July 31, 2021
	Interest Expense, net	Net Income	Diluted Earnings per Common Share
GAAP Basis	$8,921	121,511	$0.58
% of Revenue	0.8%	10.2%

Less: Convertible debt(1):	4,956	3,754	0.02
Non-GAAP Basis	$3,965	125,265	$0.60
% of Revenue	0.3%	10.5%

(1) Amortization of the non-cash discount on the Company's convertible notes

AMERICAN EAGLE OUTFITTERS, INC.
GAAP TO NON-GAAP RECONCILIATION
(Dollars in thousands, except per share amounts)
(unaudited)

	13 Weeks Ended
	August 1, 2020
	Operating (Loss) Income	Interest Expense, net	Net (Loss) Income	Diluted (Loss) per Common Share
GAAP Basis	$(12,237)	$8,547	$(13,752)	$(0.08)
% of Revenue	-1.4%	1.0%	-1.6%

Add: Incremental COVID-19 related expenses and restructuring (1):	14,611	-	10,447	0.05
Less: Convertible debt (2):	-	3,949	2,826	0.03
Non-GAAP Basis	$2,374	$4,598	$(479)	$(0.00)
% of Revenue	0.3%	0.5%	-0.1%

(1) $14.6 million incremental COVID-19 related expenses and restructuring charges:

-	$13.9 million of incremental COVID-19 related expenses consisting of personal protective equipment and supplies for our associates and customers
-	$0.7 million of corporate severance charges

(2) Amortization of the non-cash discount on the Company's convertible notes

AMERICAN EAGLE OUTFITTERS, INC.
RESULTS BY SEGEMENT
(Dollars in thousands)
(unaudited)

	American Eagle	Aerie	Corporate(1)	Total(2)
13 weeks ended July 31, 2021
Total net revenue	$845,882	$335,795	$12,479	$1,194,156
Operating income (loss)	$198,896	$70,646	$(101,546)	$167,996
Capital Expenditures	$17,189	$16,641	$15,569	$49,399

13 weeks ended August 1, 2020
Total net revenue	$624,831	$251,511	$7,168	$883,510
Operating income (loss)	$59,603	$30,404	$(102,244)	$(12,237)
Impairment, restructuring, and COVID-19 related charges	$-	$-	$14,611	$14,611
Adjusted operating income (loss)	$59,603	$30,404	$(87,633)	$2,374
Capital Expenditures	$6,774	$8,620	$12,098	$27,492

	American Eagle	Aerie	Corporate(1)	Total(2)
26 weeks ended July 31, 2021
Total net revenue	$1,573,584	$633,282	$21,903	$2,228,769
Operating income (loss)	$350,128	$140,624	$(189,328)	$301,424
Capital Expenditures	$30,628	$27,460	$28,117	$86,205

26 weeks ended August 1, 2020
Total net revenue	$1,015,081	$406,492	$13,629	$1,435,202
Operating income (loss)	$(154,146)	$11,275	$(227,607)	$(370,478)
Impairment, restructuring, and COVID-19 related charges	$90,926	$18,215	$61,090	$170,231
Adjusted operating income (loss)	$(63,220)	$29,490	$(166,517)	$(200,247)
Capital Expenditures	$14,873	$17,408	$29,121	$61,402

(1) Corporate includes revenue and operating results of the Todd Snyder and Unsubscribed brands, which are not material to disclose as separate reportable segments. Corporate operating costs represents certain costs that are not directly attributable to another reportable segment.

(2) The difference between Total Operating Income (loss) and Income (loss) before Taxes includes the following items, which are not allocated to our reportable segments:

-

For the 13 weeks ended July 31, 2021, interest expense, net or $8.9 million and other (income) expense, net of ($1.4) million. For the 26 weeks ended July 31, 2021, interest expense, net of $17.4 million and other (income) expense, net of ($3.2) million.

-

For the 13 weeks ended August 1, 2020, interest expense, net of $8.5 million and other (income) expense, net of ($1.6) million. For the 26 weeks ended August 1, 2020, interest expense, net of $8.7 million and other (income) expense, net of $1.4 million.

AMERICAN EAGLE OUTFITTERS, INC.
STORE INFORMATION
(unaudited)

	Second Quarter	YTD Second Quarter
	2021	2021
Consolidated stores at beginning of period	1,074	1,078
Consolidated stores opened during the period
AE Brand	7	11
Aerie stand-alone(3)	12	18
Todd Snyder	1	1
Unsubscribed	0	1
Consolidated stores closed during the period
AE Brand	(4)	(18)
Aerie stand-alone(3)	0	(1)
Total consolidated stores at end of period	1,090	1,090
AE Brand	894
Aerie stand-alone(3)	191
Aerie side-by-side(2)	183
Unsubscribed	2
Todd Snyder	3

Stores remodeled and refurbished during the period	8	11
Total gross square footage at end of period (in '000)	6,799	6,799

International license locations at end of period (1)	242	242

Aerie Openings
Aerie stand-alone(3)	12	18
Aerie side-by-side stores (2)	5	5
Total Aerie Openings	17	23

(1) International license locations are not included in the consolidated store data or the total gross square footage calculation.

(2) Aerie side-by-side and Offline side-by-side stores are included in the AE Brand store count as they are considered part of the AE Brand store to which they are attached.

(3) Aerie stand-alone stores include 1 OFFLINE opening YTD and 5 OFFLINE stores in the consolidated totals.